Exhibit 9.1

                                                                     MCBB 111302

                             FIRST AMENDMENT TO THE
                              AMENDED AND RESTATED
                                ESCROW AGREEMENT

         This First Amendment to the Amended and Restated Escrow Agreement (this "Amendment") dated November ___, 2002, is by and among Cooper Capital LLC, a Georgia limited liability company ("Cooper Capital"); Park City Group, Inc., a Nevada corporation ("Parent PCG", successor by merger of Fields Technologies, Inc., which was formerly known as AmeriNet Group.com, Inc.) and First American Title Insurance Agency, Inc., a Utah corporation ("Escrow Agent").

1. RECITALS

         A. Park City Group, Inc., a Delaware corporation ("Operating PCG"), the majority of the stock of which was on April 5, 2001 and January 1, 2001 owned by Riverview Financial Corp. ("Riverview"), executed and delivered its Secured Promissory Note dated April 5, 2001 and effective January 1, 2001, in the principal amount of $2,750,000.00, payable to the order of the Cooper Capital (the "Note"), pursuant to that certain Master Agreement of even date (the "Master Agreement") among Cooper Capital, Cooper Fields, LLC, a Utah limited liability company ("Cooper Fields"), Riverview, Operating PCG, and Randall K. Fields (collectively, and together with William D. Dunlavy, the "Fields Group"). Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Master Agreement or in the documents listed in Article 1.1(a)(2) and Exhibit A of the Master Agreement (all of such agreements, together with the Amended Escrow Agreement, and the Forbearance Agreements among certain of the parties to the Master Agreement, as amended, collectively the "Transaction Documents").

         B. In connection with the execution and delivery of the Transaction Documents, Riverview granted to Cooper Capital, pursuant to the terms of that certain Stock Pledge and Security Agreement of an even date (the "Security Agreement," which is also a Transaction Document), among other things, an additional security interest in a portion of the issued and outstanding shares of Operating PCG and of the equity and voting interest of Operating PCG, as defined in the Security Agreement (the "Additional Collateral").

         C. Pursuant to a certain Escrow Agreement executed by Cooper Capital, Riverview and Escrow Agent (as defined therein) dated April 5, 2001 (the "Original Escrow Agreement"), the Additional Collateral and the Stock Power relating to the same were delivered to the Escrow Agent to be held in trust and delivered to Cooper Capital upon the occurrence of an Event of Default under the Transaction Documents pursuant to the terms of the Original Escrow Agreement or to be returned to Riverview upon payment in full of the Note and the satisfaction by the Fields Group of all of their obligations under the Transaction Documents.

         D. In 2001, Riverview assigned or otherwise transferred the pledged shares of Operating PCG common stock to AmeriNet Group.com, Inc. ("AmeriNet") in exchange for shares of AmeriNet common stock, $0.01 par value, and AmeriNet assumed the liabilities, obligations and responsibilities of Riverview under the Security Agreement pursuant to a certain Assumption Agreement dated June 13, 2001, between Riverview and AmeriNet, and in connection therewith, on June 13, 2001, Riverview, AmeriNet, Cooper Capital, and First American Title Insurance Agency Company, Inc. entered into a certain Amended and Restated Escrow Agreement (the "Amended Escrow Agreement").

         E. On _______________, __________, AmeriNet changed its name to Fields Technologies, Inc.

         F. On June 5, 2002, Fields Technologies, Inc. merged with and into Parent PCG and by virtue thereof, all of the rights and obligations of Fields Technologies, Inc. became vested in Parent PCG, including, inter alia, the obligations under the Transaction Documents, the ownership of the Additional Collateral, and the continuing grant of pledges and security interests therein pursuant to the Security Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the forgoing recitals and the mutual promises and benefits set forth herein, the parties hereby amend the Amended Escrow Agreement as follows:

Section 1 is hereby amended and restated in its entirety as follows:

1.       Documents in Escrow

         The Escrow Agent continues to hold the following documents pursuant to the Amended Escrow Agreement (collectively, the "Documents"):

         (a) Certificate No. 46 representing 4,339,236 shares of the common stock of Operating PCG issued in the name of AmeriNet, which shares Parent PCG represents and warrants are owned by it, continue to be issued and outstanding and represented by Certificate No. 46, have not been replaced by another stock certificate, and constitute the portion of the issued and outstanding shares of Operating PCG and of the equity and interest of Operating PCG required as Additional Collateral under the Security Agreement (the "Shares"); and

         (b) Stock Power pertaining to the Shares executed by AmeriNet in favor of Cooper Capital, which Stock Power Parent PCG represents and warrants continues to be a valid Stock Power with respect to the Shares as fully and completely as though Parent PCG was the signatory thereof.

Section 4 is hereby amended and restated in its entirety as follows:

4. Instructions in the Event No Direction is Given.

If the Escrow Agent does not receive directions from Cooper Capital to deliver the Documents according to the instructions contained in this Agreement by December 31, 2003, it is hereby directed, upon request by Parent PCG, to deliver the documents to Parent PCG. In no event may the Escrow Agent release the Documents to any party except according to this Agreement.

Except for the specimen signatures provided in the Amended Agreement as indicated below, Section 5 is hereby amended and restated in its entirety as follows:

5.       Authorized Signatories

The Escrow Agent may rely upon, and shall be protected in acting or refraining from acting upon, any written notice or instruction furnished to it hereunder and believed by it to be genuine and to have been signed (i) in the case of Cooper Capital, by Cooper Capital, William V. Bryant, or by the law firm of Manning Curtis Bradshaw & Bednar LLC; (ii) in the case of Parent PCG, by Parent PCG or Randall K. Fields. The Escrow Agent may rely on the specimen signatures of Cooper Capital, William V. Bryant, Manning Curtis Bradshaw & Bednar LLC, and Randall K. Fields provided in the Original Escrow Agreement or Amended Escrow Agreement. Appearing below are the specimen signatures of Parent PCG:

         2.1      For Cooper Capital:

                  a.       /s/ (see Amended Escrow Agreement)
                           Frederick E. Cooper
                  Or
                  b.       /s/ (see Amended Escrow Agreement)
                           William V. Bryant

                  Or
                  c. MANNING CURTIS BRADSHAW & BEDNAR LLC

                           By:      /s/ (see Amended Escrow Agreement)
                                    Brent V. Manning
                  Or
                           By:      /s/ (see Amended Escrow Agreement)
                                    Mary C. Gordon

         2.2      For Parent PCG:

                  a.       ____________________________________
                             Name: Randall K. Fields
                  Or
                  b.       ____________________________________ Name:
                           ________________________

Cooper Capital and Parent PCG may each add or remove signatories for itself by filing with the Escrow Agent an appropriate certificate of change in signatories signed by one of its authorized signatories.

6.       Duties of the Escrow Agent; Fees

Section 6.1 is hereby amended and restated in its entirety as follows:

         6.1 This Amendment shall constitutes Parent PCG's acknowledgment of continued pledge of the Shares and the continued direction and grant of full authority to the Escrow Agent to perform its obligations under the Amended Escrow Agreement to the fullest extent set forth therein with respect to the Documents for the benefit of Cooper Capital without proof of occurrence of an Event of Default under the Transaction Documents.

All other provisions of Section 6 remain unchanged.


Section 7 is hereby amended and restated in its entirety as follows:

7.       Notice

All notices, consents or other communications under this Amendment and the Amended Escrow Agreement must be in writing and must be sent to all of the parties at their respective addresses or fax numbers set forth above below, or, in the event of a change in any address or fax number, to such other address or fax number as to which notice of the change is given.

If to Cooper Capital:            Cooper Capital, LLC
                                 P.O. Box 52367
                                 Atlanta, GA 30355-0367
                                 Attn:       Frederick E. Cooper
                                 Phone:      (404) 467-0906
                                 Fax:        (404) 467-0907

And with a copy to:              William V. Bryant, Esq.
                                 325 Five Acre Road
                                 Alpharetta, GA 30004
                                 Phone: (678) 366-9382
                                 Fax: (678) 366-9381

And with a copy to:              Brent V. Manning, Esq.
                                 Mary C. Gordon, Esq.
                                 Manning Curtis Bradshaw & Bednar LLC
                                 Third Floor Newhouse Building
                                 10 Exchange Place
                                 Salt Lake City, Utah  84111
                                 Phone:  (801) 363-5678
                                 Fax:      (801) 364-5678

If to Parent PCG Riverview:      Randall K. Fields
                                 Park City Group, Inc.
                                 333 Main Street
                                 Park City, Utah 84060
                                 Phone:  (435) 649-2221
                                 Fax:  (435) 645-2012

With a copy to:                   __________________________
                                  __________________________
                                  __________________________
                                  Phone:  __________________
                                  Fax:    __________________

If to the Escrow Agent:           Neil C. Moffett
                                  First American Title Insurance Agency
                                  330 East 400 South, Suite 250
                                  Salt Lake City, Utah 84111
                                  Phone: (801) 536-3106
                                  Fax: (801) 536-3211

All deliveries of Documents hereunder, and any notices, consents or other communications sent by means other than facsimile, must be sent via certified U.S. mail, first class, prepaid, or private overnight courier (e.g., Federal Express, DHL). Notice will be deemed given upon receipt.

Section 8 is hereby amended and restated in its entirety as follows:

8. Exhibits Modified; Amendment; Other Provisions of Amended Escrow Agreement Unchanged

Exhibit A and Exhibit B are modified and replaced in their entirety with the attached Exhibits to reflect changes in wording necessary due to the Amended Escrow Agreement and this Amendment. Except for the substitution of "Parent PCG" as pledgor for "Amerinet" as pledgor where appropriate in the remaining sections of the Amended Escrow Agreement, all provisions of the Amended Escrow Agreement not specifically and expressly amended hereby, shall remain in full force and effect. The Amended Escrow Agreement, as modified by this Amendment may not be further amended except by an instrument in writing signed by all of the parties hereto.


         IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the dates set forth below, to be effective for all purposes as of the date first written above.
                                      Escrow Agent
COOPER CAPITAL, LLC,
a Georgia limited liability company  First American Title Insurance Agency, Inc.
                                      a Utah corporation
By:      _________________________   By:      ____________________________
Its:     _________________________   Its:     ____________________________
Date:    _________________________   Date:    ____________________________

Park City Group, Inc.,
a Nevada corporation (successor by
merger of Fields Technologies, Inc.
(f/k/a AmeriNet Group.com, Inc.))

By:      _________________________
Its:     _________________________
Date:    _________________________

2. EXHIBIT A


3. NOTICE OF DEFAULT


DATE:             _____________, 20____

TO:               ________________________________ [ESCROW AGENT]
                  ________________________________
                  ________________________________
                  Attn: ___________________________


YOU ARE HEREBY NOTIFIED of the occurrence of an Event of Default under the Transaction Documents dated April 5, 2001 and effective January 1, 2001.

Pursuant to Article 3.1 of the Amended Escrow Agreement dated June 13, 2001, as amended, you are hereby directed to immediately deliver, via hand delivery or Federal Express, as appropriate, the following documents:

(a) Certificate No. [s] ______ representing ______ shares of the common stock of Park City Group, Inc., a Delaware corporation issued in the name of _________________ (the "Shares"); and

(b)      Stock Power pertaining to the Shares executed in blank form;

to Cooper Capital or its designee at the following address:

                  _______________________________
                  _______________________________
                  _______________________________
                  _______________________________
                  Attn: __________________________


BY COOPER CAPITAL, LLC:

_________________________________


By:      ___________________________

4.       Certificate of Delivery

         I hereby certify that on this ____________, 20____, I caused the foregoing NOTICE OF DEFAULT to be delivered, via hand delivery/Federal Express, to the following:


___________________      [Escrow Agent]
___________________
___________________
Attn:  ______________

Cooper Capital, LLC
P.O. Box 52367
Atlanta, GA 30355-0367
Attn: Frederick E. Cooper
William V. Bryant, Esq.
325 Five Acre Road
Alpharetta, GA 30004

Brent V. Manning, Esq.
Mary C. Gordon, Esq.
Manning Curtis Bradshaw & Bednar LLC
Third Floor Newhouse Building
10 Exchange Place
Salt Lake City, Utah  84111

Randall K. Fields
________________________
________________________

_________________________
_________________________
_________________________
_________________________


5. EXHIBIT B

6. NOTICE OF SATISFACTION OF OBLIGATIONS


DATE:             _____________, 20____

TO:               ________________________________ [ESCROW AGENT]
                  ________________________________
                  ________________________________
                  Attn: ___________________________


YOU ARE HEREBY NOTIFIED of the Satisfaction of Obligations under the Transaction Documents dated April 5, 2001 and effective January 1, 2001.

Pursuant to Article 3.2 of the Amended and Restated Escrow Agreement dated June 13, 2001, as amended, you are hereby directed to immediately deliver, via hand delivery or Federal Express, as directed by Park City Group, Inc., a Nevada corporation ("Parent PCG"), the following documents:

(c) Certificate No. [s] ______ representing ______ shares of the common stock of Park City Group, Inc., a Delaware corporation issued in the name of ___________________________ (the "Shares"); and

(d)      Stock Power pertaining to the Shares executed in blank;

to Parent PCG or its designee at such address as may be separately provided to you by Parent PCG.

BY COOPER CAPITAL, LLC:

_________________________________


By:      ___________________________

7.       Certificate of Delivery

         I hereby certify that on this ____________, 20____, I caused the foregoing NOTICE OF SATISFACTION OF OBLIGATIONS to be delivered, via hand delivery/Federal Express, to the following:

___________________      [Escrow Agent]
___________________
___________________
Attn:  ______________

Cooper Capital, LLC
P.O. Box 52367
Atlanta, GA 30355-0367
Attn: Frederick E. Cooper
William V. Bryant, Esq.
325 Five Acre Road
Alpharetta, GA 30004

Brent V. Manning, Esq.
Mary C. Gordon, Esq.
Manning Curtis Bradshaw & Bednar LLC
Third Floor Newhouse Building
10 Exchange Place
Salt Lake City, Utah  84111

Randall K. Fields
________________________
________________________

________________________
________________________
________________________

                               FIFTH AMENDMENT TO
                              FORBEARANCE AGREEMENT

         This Fifth Amendment to Forbearance Agreement (this "Fifth Amendment") dated effective as of November ____, 2002, is entered into by and among Cooper Capital, LLC, a Georgia limited liability company ("Cooper"), Park City Group, Inc., a Delaware corporation ("Operating PCG"), Randall K. Fields, a Utah resident ("Fields"), Riverview Financial Corp., a California corporation ("Riverview"), William D. Dunlavy, a Utah resident ("Dunlavy"), Fresh Market Manager, LLC (formerly known as Cooper Fields, LLC), a Utah limited liability company ("FMM"), and Park City Group, Inc. (formerly known as Fields Technologies, Inc. and before that known as AmeriNet Group.com, Inc.), a Nevada corporation ("Parent PCG").

                                    RECITALS

         A. Operating PCG is the maker of a certain Secured Promissory Note (the "Note") and each of the parties is party to one or more of certain contracts and agreements, and is subject to certain obligations, arising under and relating to the Note and a certain Master Agreement dated April 5, 2001 and effective as of January 1, 2001, as modified by a certain Assignment Agreement whereby certain rights and obligations of Riverview were assumed by and assigned to Parent PCG's predecessor, Fields Technologies, Inc. (then known as AmeriNet.com, Inc.) as of June 13, 2001 (the "Assumption"), all of which agreements were entered into among certain of the parties hereto in varying combinations, all relating to the "Transaction" defined in the Master Agreement (with the documents related to the Transaction, the Note, the related security agreement and guaranties, or referred to or contemplated in the Master Agreement and/or the Assumption Agreement, together with the Master Agreement, the Note, the security agreements and guaranties, the Assumption Agreement, and this and all previous Forbearance Agreements, referred to herein as the "Transaction and Assumption Documents").

         B. In connection with the Transaction and the Assumption, Riverview, Fields, Dunlavy, FMM, and Parent PCG (collectively, the "Guarantors"), inter alia, guaranteed the obligations of Operating PCG under the Note, and Riverview, Fields, FMM, and Parent PCG pledged certain assets to secure the obligations under the Note and the Guaranty, including a portion of the Operating PCG common stock, the FMM membership interests, and certain real estate and other assets (the Operating PCG stock pledges, the FMM membership interest pledge, and the real estate and other collateral interests and all related documentation collectively referred to herein as the "Security Documents").

         C. Effective as of December 14, 2001, the parties hereto entered into a certain Forbearance Agreement in which the parties made certain agreements in exchange for Cooper Capital's agreement to forbear from the exercise of certain remedies under the Transaction and Assumption Documents and the guaranties and Security Documents (the "Forbearance").

         D. Effective as of June 7, 2002, the parties hereto entered into a certain Amendment to Forbearance Agreement in which the parties made certain agreements in exchange for Cooper Capital's agreement to forbear from the exercise of certain remedies under the Transaction and Assumption Documents and the guaranties and Security Documents (the "Amended Forbearance").

         E. Effective as of July 31, 2002, the parties hereto entered into a certain Second Amendment to Forbearance Agreement in which Cooper Capital agreed to forbear for a limited time from the exercise of certain remedies under the Transaction and Assumption Documents and the guaranties and Security Documents (the "Second Amended Forbearance").

         F. Effective on June 5, 2002, Fields Technologies, Inc. merged with and into Park City Group, Inc., a Nevada corporation, thereby effecting a change of name and state of incorporation, with all of the obligations of Fields Technologies, Inc. under the Transaction and Assumption Documents becoming the obligations of Parent PCG (the "Merger").

         G. Effective as of August 16, 2002, the parties hereto entered into a certain Third Amendment to Forbearance Agreement in which Cooper Capital agreed to forbear for a limited time from the exercise of certain remedies under the Transaction and Assumption Documents and the guaranties and Security Documents (the "Third Amended Forbearance")

         H. Effective as of October 1, 2002, the parties hereto entered into a certain Fourth Amendment to Forbearance Agreement in which Cooper Capital agreed to forbear for a limited time from the exercise of certain remedies under the Transaction and Assumption Documents and the guaranties and Security Documents (the "Fourth Amended Forbearance").

         I. Operating PCG failed to make the principal and interest installments due on September 30, 2002 and October 31, 2002 under the Note and the Third Amended Forbearance and the period of forbearance under the Fourth Amended Forbearance has expired. Operating PCG and the Guarantors have asked that Cooper Capital forbear for a period of time in the enforcement of its rights to accelerate the Note, proceed against the collateral under the Security Documents, and pursue collection under the Note and the guaranties that arose from the failure to make timely payment. Provided the terms and conditions of this Fifth Amendment and the other terms of the Transaction and Assumption Documents, guaranties and Security Documents and the Forbearance a previously amended are met on a timely basis, Cooper Capital shall agree to forbear enforcement of such rights with respect to the payments not timely made. Until executed and delivered by all parties hereto, this Fifth Amendment shall be of no force or effect. In the event any of the terms and conditions contained herein are not met in a timely manner at any time during the term of this Fifth Amendment, Cooper Capital shall have the right to pursue any or all of its rights and remedies under this or any the previous Forbearance Agreements, the Note, the guaranties, the Security Documents or any of the other Transaction and Assumption Documents.

                                    AGREEMENT

         In consideration of the promises and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, and to induce Cooper Capital to forbear from pursuing collection and other remedies granted to it, Operating PCG and the Guarantors agree to the following terms:

8. Payments of Principal and Interest Due on the Note: Operating PCG shall pay the remaining principal under the Note plus interest accrued but unpaid as of the date hereof and all interest accruing hereafter at the per annum default rate of sixteen percent (16%) in accordance with the following schedule (the "Formula Amount" is defined below the schedule of payments):

Date Due
On or before:                       Principal Amount                               Interest Amount
-------------                       ----------------                               ---------------
Date of execution hereof        -0-                                         All accrued but unpaid interest
November 30, 2002               -0-                                         All accrued but unpaid interest
December 31, 2002          $  200,000.00                                    All accrued but unpaid interest
January 31, 2003           Greater of:  $50,000.00 or the Formula Amount    All accrued but unpaid interest
February 28, 2003          Greater of:  $50,000.00 or the Formula Amount    All accrued but unpaid interest
March 31, 2003             Greater of:  $50,000.00or the Formula Amount     All accrued but unpaid interest
April 30, 2003             Greater of:  $50,000.00or the Formula Amount     All accrued but unpaid interest
May 31, 2003               Greater of:  $50,000.00or the Formula Amount     All accrued but unpaid interest
June 30, 2003              Greater of:  $50,000.00or the Formula Amount     All accrued but unpaid interest
July 1, 2003               One-Third of then remaining principal            All accrued but unpaid interest
August 1, 2003             One-Half of then    remaining principal          All accrued but unpaid interest
September 1, 2003          All remaining unpaid principal                   All accrued but unpaid interest

Total principal            $1,325,000.00

All accrued but unpaid Forbearance Fees (as defined below) shall be due and payable in three installments of one-third each on July 1, 2003, August 1, 2003, and September 1, 2003 or at the time of any earlier prepayment in full of the remaining principal due under the Note. The "Formula Amount", which will be the amount of principal due for each respective month set forth above beginning January, 2003, shall equal fifty percent (50%) of the collective cash receipts of Operating PCG and FMM for such month in excess of $400,000.00; provided that for each month beginning in February, 2003, any amount by which the cash receipts for the prior month(s) beginning with January, 2003 were less than $400,000, that short fall shall be "carried forward" for future months to offset against cash receipts for that month for purposes of this calculation such that the calculation in any given month shall give effect to the cumulative effect of prior shortfalls in calculations after January, 2003. Cash receipts for purposes of this formula include all receipts (including prepayments or deposits) for licenses, pilots, studies, tests, maintenance, upgrades, and any other form of payment received related to the products or services of Operating PCG, FMM and any related entity that now or hereafter exists. Operating PCG and FMM agree that they shall make no attempts to "manage" collections of any such receipts in order to impact the amount of the Formula Amount for any month. By way of example, if the receipts for January, February and March of 2003 were $350,000, $425,000 and $475,000, respectively, the Formula Amounts would be zero in January, zero in February due to the carryover, and $25,000 in March (50% of $50,000 excess over $400,000 left after application of $25,000 remaining carryover from January). Since the Formula Amount under this example is less than the $50,000 fixed minimum amount for each of the three months, the principal due would have been $50,000 for each month of the example.

         2. Forbearance Fee. The Forbearance Fee set forth in the Amended Forbearance dated June 7, 2002 (the "Initial Forbearance Fee"), remains in effect unaltered by this Fifth Amendment except as to the dates on which the payment of such fee is due as set forth above. Due to the extent of the forbearance requested by Operating PCG and the Guarantors, the parties agree that in partial consideration for the agreements of Cooper Capital hereunder there shall be a "Second Forbearance Fee" payable with respect to this Fifth Amendment as follows (the Initial Forbearance Fee and the Second Forbearance Fee, collectively the "Forbearance Fees"):

         (a) On the last day of each month from November 30, 2002 through and including June 30, 2003, unless all amounts due under the Note and with respect to Security Documents, the Forbearances and all other Transaction and Assumption Documents are paid in full on or before each such date, there shall accrue a forbearance fee of $25,000 for each such month of this forbearance payable by Operating PCG and/or the Guarantors to Cooper Capital (the Second Forbearance Fee shall not continue to accrue after such payment in full); provided, however

                  (i) If payment in full of all amounts now or hereafter due under the Note, the Forbearances, the Security Documents, and any other of the Transaction and Assumption Documents is made on or before March 31, 2003, Cooper Capital agrees that as a prepayment discount it will waive all four months of the Second Forbearance Fee accruing before the date of such payment in full and, combined with the months of the fee avoided by such prepayment, no Second Forbearance Fee shall be due;

                  (ii) If payment in full of all amounts now or hereafter due under the Note, the Forbearances, the Security Documents, and any other of the Transaction and Assumption Documents is made on or before April 30, 2003, Cooper Capital agrees that as a prepayment discount it will waive three months of the Second Forbearance Fee accruing before the date of such payment in full and, combined with the months of the fee avoided by such prepayment, two months of the Second Forbearance Fee (or $50,000.00) will remain due and payable at the time of such prepayment;


                  (iii) If payment in full of all amounts now or hereafter due under the Note, the Forbearances, the Security Documents, and any other of the Transaction and Assumption Documents is made on or before May 31, 2003, Cooper Capital agrees that as a prepayment discount it will waive two months of the Second Forbearance Fee accruing before the date of such payment in full and, combined with the months of the fee avoided by such prepayment, four months of the Second Forbearance Fee (or $100,000.00) will remain due and payable at the time of such prepayment;

                  (iv) If payment in full of all amounts now or hereafter due under the Note, the Forbearances, the Security Documents, and any other of the Transaction and Assumption Documents is made on or before June 30, 2003, Cooper Capital agrees that as a prepayment discount it will waive one month of the Second Forbearance Fee accruing before the date of such payment in full and, combined with the month of the fee avoided by such prepayment, six months of the Second Forbearance Fee (or $150,000.00) will remain due and payable at the time of such prepayment;

The Forbearance Fees shall be paid by means of cash or an addition to the principal amount due under the Note, with such principal amount due as set forth above. At the election of Cooper Capital, the addition of the Initial and Second Forbearance Fees to the principal due under the Note shall be documented at the time the amount of the total of such fees is determinable by an amendment to the Note and to the Security Documents and the other Transaction and Assumption Documents to the extent required. It shall be the express intent of all of the parties hereto that the fee shall constitute an amount due under the Note as fully and completely as if it had been included in the original Note amount, with all of the protections, rights, collateral and other security and guaranties as are provided to the original Note amount. Such addition shall be effected by means of an amendment to the Note and the other applicable documents and shall not constitute a new note or a novation of the Note. The parties agree to cooperate with Cooper Capital to effect this in a manner as to preserve in effect all of the protections, rights, dates of perfection, collateral and other security and guaranties; provided however, in the event this can not be accomplished, all of the parties hereto agree that if requested by Cooper Capital they will execute and enter into replacement guaranties, Security Documents and other related agreements to provide the same protections to Cooper Capital as relate to the original Note amount. The parties agree and acknowledge that the fees are reasonable consideration for the agreements made herein and are not, and shall not be deemed, penalties or other punitive charges. It is the express intent of the parties that the Forbearance Fees are consideration for the forbearance by Cooper Capital of its rights under the Transaction and Assumption Documents for the time periods and under the circumstances set forth in the respective Forbearance Agreements, and are not, and are not intended to be, interest. If notwithstanding the intent of the parties, (i) either or both the Initial or Second Forbearance Fees are determined by a court having jurisdiction over the enforcement of the rights of the parties hereto to be additional interest and (ii) such amounts together with the interest rates (including the default rates) actually in effect under the Note collectively exceed, for one or more periods during the term of the Note and Forbearances, the rates that can be lawfully charged under the Note as modified by the Forbearance Agreements, the amount of the interest and fees accruing under the Note and the Forbearances for such periods shall be reduced to the maximum allowable by applicable law.

         3. Acknowledgement of Current Default; Conditional Waiver. Operating PCG and the Guarantors expressly acknowledge that Operating PCG's and Guarantors' failure to pay the Notes when due is a default under the Transaction and Assumption Documents and prior Forbearances; that Operating PCG and the Guarantors are unable to cure the default; and that Operating PCG and the Guarantors have no offsets, claims or defenses against Cooper Capital under the guaranties, the Security Documents and the other Transaction and Assumption Documents and at the election of Cooper Capital, the Note would be immediately due and payable. Notwithstanding the foregoing, pursuant to this Fifth Amendment, Cooper Capital has agreed to forbear from the exercise of certain of its rights and remedies under such agreements with respect to the above identified default, subject to full compliance with the conditions of this Fifth Amendment. On the condition precedent that Operating PCG and the Guarantors achieve and maintain compliance with the terms of this Fifth Amendment, the Forbearances and of the Transaction and Assumption Documents (except with respect to payments, which shall be in accordance with the schedule set forth above), this Fifth Amendment shall constitute a limited waiver of the payment default referred to in recital I above; provided however, that upon and during the continuation of a breach or default of any of the terms of this Fifth Amendment or of any other default under the Forbearance as amended, the Note, the Security Documents or any of the other Transaction and Assumption Documents, the waiver of such payment default shall be terminated and the default condition shall once again exist.

         4. No Effect on Other Provisions, Defenses, Rights or Remedies. All terms and provisions contained in the Forbearance as amended, the Note, the Security Documents and the other Transaction and Assumption Documents and not specifically changed hereby shall remain in full force and effect. The Guarantors acknowledge that, although under the terms of such agreements their consent or concurrence to this Fifth Amendment is not required and that their obligations, rights and defenses are not changed by this Fifth Amendment (except to the extent a fee has been, and an additional fee may hereafter be, added to the Note), the Guarantors have executed and delivered this Fifth Amendment for the purpose of expressly (i) acknowledging notice of this Fifth Amendment (although notice is not required), (ii) consenting to the provisions hereof (although their consent is not required), (iii) agreeing that their obligations and responsibilities under the guaranties, the other Security Documents and other Transaction and Assumption Documents shall continue in full force and effect, not diminished or affected by this Fifth Amendment or by Cooper Capital's delay or willingness to forbear in the enforcement of its rights under the Forbearance as amended, the Note, the Security Documents or the other Transaction and Assumption Documents, and (iii) agreeing that no defenses to their obligations and responsibilities have arisen or are strengthened by virtue of this Fifth Amendment or Cooper Capital's conduct with respect to its rights under any of such agreements.

         5. Limited Waiver. Operating PCG and the Guarantors acknowledge and agree that except as specifically provided herein, nothing herein shall be construed or considered as a waiver by Cooper Capital of any event of default under the Note, the Security Documents or any of the other Transaction and Assumption Documents or a waiver of Cooper Capital's right to resort to any remedy under any of such agreements. Operating PCG and the Guarantors acknowledge and agree that in the event Operating PCG and/or any Guarantor default in any respect hereunder or under the Forbearance as amended, the Note, the Security Documents or any of the other Transaction and Assumption Documents, Cooper Capital shall have the right to resort to all of its rights and remedies under such any or all of such agreements. Notwithstanding the provisions of this Fifth Amendment providing for forbearance and notwithstanding any prior forbearances or waivers issued by Cooper Capital, Operating PCG and Guarantors acknowledge that Operating PCG and Guarantors are not entitled to any further forbearance, modifications, extensions or waivers other than those set forth herein, either expressly, implicitly, by operation of law or otherwise. No waiver and no modifications, extension, amendment, discharge, or change of the Forbearance as amended, the Note, the Security Documents or other Transaction and Assumption Documents, except as otherwise provided herein, shall be valid unless the same is in writing and signed by the party against which the enforcement of such waiver, modification, extension, amendment, discharge, or change is sought. Subject to the provisions of the Forbearance as amended, the Note, the Security Documents or the other Transaction and Assumption Documents, this Fifth Amendment contains the entire agreement between the parties relating to the subject matter of this Fifth Amendment, and all prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged herein.

         6. Obligation to Execute and File Amendments and Documents, Extensions and Other Actions; Subordination Agreement. Operating PCG and the Guarantors agree to execute and/or file all documentation, filings (including UCC's) or notices that Cooper Capital or its attorneys deem necessary or advisable to protect Cooper Capital's rights, interests, remedies, and protections that may have been impacted by the change of name and state of incorporation of Parent PCG such that Cooper Capital's rights, interests, remedies, perfection, and protections will be the same as if the change, change of state of incorporation, extensions, or forbearances had not occurred. All of such documentation, filings and notices shall be completed within two weeks of the date hereof. The parties also agree to take all steps and execute all documentation, including without limitation, execution of an amendment or extension of the Escrow Agreement among the parties that are necessary or deemed advisable by Cooper Capital due to the extension of time for payment of the Note contemplated herein. Operating PCG and the Guarantors covenant and agree to cause to be executed appropriate subordination agreements (similar to those previously used by PCG's lenders) for the purpose of subordinating any additional borrowings undertaken by Operating PCG during the term hereof to the Note and the obligations hereunder. Operating PCG shall provide copies of all such subordination agreements to Cooper Capital.

         7. Certain Representations and Covenants. Operating PCG and the Guarantors hereby represent, warrant, and covenant the following:

         (a) There are currently 25,880,136 shares of the Common Stock of Operating PCG outstanding on the date hereof, of which 25,559,802 shares are owned by Parent PCG, and no additional shares shall be issued during the term of this Forbearance;

         (b) There are no shares of any other class of stock of Operating PCG outstanding on the date hereof and no shares of any class of stock of Operating PCG shall be issued during the term of this Forbearance;

         (c) There are 100 shares of the Common Stock of Vallarta Cuatro, Ltd, a Colorado corporation, outstanding on the date hereof, 50 of which are owned by Fields, and no additional shares shall be issued during the term of this Forbearance.

         (d) There are no shares of any other class of stock of Vallarta Cuatro, Ltd outstanding on the date hereof and no shares of any class of stock of Vallarta Cuatro, Ltd shall be issued during the term of this Forbearance.

         (e) The villa owned by Vallarta Cuatro, Ltd. was not damaged by the hurricane that recently passed through Puerto Vallarta, Mexico or by any other event occurring since the representations of valuation and pictures received by Cooper Capital recently from the real estate agent located there and referred to Cooper Capital by Operating PCG.

         (e) Neither Operating PCG nor the Guarantors have taken any acts or omitted to take any acts that have or will with the passage of time result in a loss or reduction in the validity or perfection of the security interests of Cooper Capital granted in the various Security Documents and other Transaction and Assumption Documents. In the event any acts, or the execution and delivery of any documents, are required of Operating PCG or any of the Guarantors to maintain or reinstate the security interests or perfection of Cooper Capital in any collateral relating to the Transaction, Operating PCG and the Guarantors each agrees to take any such action and execute and deliver any such documents promptly (but in no event later than two weeks) upon request of Cooper Capital.

         8. Default Under this Fifth Amendment; Expenses. Operating PCG's and/or any Guarantor's failure to make any payments required hereunder or to perform any obligation required by this Fifth Amendment, the Forbearance as amended, the Note, the Security Documents, or any of the other Transaction and Assumption Documents shall constitute an event of default under this Fifth Amendment and in the event of such a default, Cooper Capital may thereafter elect to exercise any and all of its rights or remedies hereunder and under any of such agreements. Regardless of Cooper Capital's election of rights and remedies under the preceding sentence, interest on the principal balance due under the Note shall continue to accrue during any period of a default under this Forbearance as amended at the default rate (which is equal to the rates set forth in Section
1). The parties further expressly acknowledge and agree that Cooper Capital's costs and attorneys' fees incurred in connection with the preparation and enforcement of this Fifth Amendment are costs of enforcement and collection payable by Operating PCG and the Guarantors under the Note and Transaction and Assumption Documents. As detailed on Schedule 1 hereto there are outstanding expenses of $ 21,352.18 for which Cooper Capital has received billings related to negotiations and drafting of this and previous Forbearances and prior amendments to other documents for which reimbursement is required under the Transaction and Assumption Agreements and Forbearances. The parties agree that these amounts shall be reimbursed to Cooper Capital on or before December 31, 2002. Any remaining or future billings for reimbursable costs will be paid within 20 days of invoice.

         9. Further Assurances. Operating PCG and each of the Guarantors agree to, and to cause each of its affiliates to, from time to time, execute and deliver such additional instruments, documents (including without limitation UCC financing statements and similar notice instruments and documents), assumptions or assurances and take such other actions as may be necessary, or otherwise requested by Cooper Capital to confirm and assure that their obligations with respect to or related to this Fifth Amendment, the Forbearance as amended, the Note, the Security Documents, or any of the other Transaction and Assumption Documents. In the event this Fifth Amendment diminishes or eliminates any of the rights, interests or remedies of Cooper Capital under any of such agreements in any respect (other than delaying enforcement of any of such rights as set forth herein), Operating PCG and the Guarantors agree that they shall take all steps necessary to cure or reverse any such diminution or elimination as requested by

Cooper Capital. If appropriate action to promptly cure or reverse is not taken, or it is not possible to cure or reverse, then at the election of Cooper Capital, Operating PCG and the Guarantors agree that this Forbearance shall be null and void and of no effect and Cooper Capital's rights and remedies under the Forbearance as amended, the Note, the Security Documents, and the other Transaction and Assumption Documents shall be reinstated as if the Fifth Amendment had not occurred, with all appropriate documentation executed (and filed if applicable) to effect such reversion and restore the rights and obligations owed to Cooper Capital.

         10. Governing Law. This Fifth Amendment shall be governed by the laws of the State of Utah.

         11. Counterparts. This Fifth Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Fifth Amendment and all of which, when taken together, will be deemed to constitute one and the same instrument. Signatures executed and transmitted via facsimile shall be as effective as original signatures.

         In witness whereof, the parties to this Fifth Amendment have executed this instrument effective as of the date first above written, regardless of the actual date of signing. Operating PCG and each of the Guarantors accepts the terms and conditions of the foregoing Fifth Amendment.




RIVERVIEW FINANCIAL CORP.,                   PARK CITY GROUP, INC.,
a California corporation                     a Nevada corporation ("Parent PCG")


By: ______________________________           By: ______________________________
Its: _____________________________           ts: ______________________________
Date: ____________________________           Date: ____________________________



PARK CITY GROUP, INC.                        FRESH MARKET MANAGER, LLC,
a Delaware corporation ("Operating PCG")     a Utah limited liability company



By: ______________________________           By: ______________________________
Its: _____________________________           ts: ______________________________
Date: ____________________________           Date: ____________________________



COOPER CAPITAL, LLC,
a Georgia limited liability company
                                                  ______________________________
                                                       Randall K. Fields

By: ______________________________
Its: _____________________________                ______________________________
Date: ____________________________                     William D. Dunlavy

                                   SCHEDULE 1
                           Detail of Costs Related to
                           Amendments and Forbearances


Billings from William V. Bryant, Esq. for negotiations & drafting of various amendments of documents and forbearances:

         Billing Period                            Amount of Billing

From December, 2001 - June 2002                       $ 8,643.75
From July, 2002 - October, 2002                       $ 8,950.00


Billings from Manning Curtis Bradshaw & Bednar, Attorneys, for assistance in local law aspects of negotiations & drafting of various amendments of documents and forbearances:

         Billing Period                            Amount of Billing

Through December 31, 2001                             $ 2,712.52
January - June, 2002                                  $ 1,045.91
                                                      ----------
Total                                                 $21,352.18
                                                      ==========